Exhibit 107.1

Filing Fee Table

Form S-8

(Form Type)

908 Devices Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	2020 Stock Option and Incentive Plan Common Stock,$0.001 par value per share	Rule 457(c) and Rule 457(h)	1,274,394 shares(3)	$7.59	$9,666,278.49	$0.0001102	$1,065.22
Equity	2020 Employee Stock Purchase Plan Common Stock, $0.001 par value per share	Rule 457(c) and Rule 457(h)	307,295 shares(4)	$6.45	$1,982,052.75	$0.0001102	$218.42
Total Offering Amounts					$11,648,331.24		$1,283.65
Total Fee Offsets							$0
Net Fee Due							$1,283.65

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”), which become issuable under the 908 Devices Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”) and the 908 Devices Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, as amended. The price per share and aggregate offering price are calculated on the basis of (i) $7.59, the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on March 13, 2023 (which date is within 5 business days of the filing date hereof) for the shares reserved for future issuance under the 2020 Plan and (ii) $6.45, the average of the high and the low price of the Common Stock as reported on the Nasdaq Global Market on March 13, 2023 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP, for shares reserved for future issuance under the 2020 ESPP.

(3)

Represents an automatic increase to the number of shares available for issuance under the 2020 Plan, in accordance with the automatic annual increase provision of the 2020 Plan. Pursuant to the provision contained in the 2020 Plan, the number of shares of Common Stock reserved and available for issuance under the 2020 Plan is subject to an automatic annual increase on each January 1, beginning in 2022, by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (ii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2020 Plan). Shares available for issuance under the 2020 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on December 28, 2020 (Registration No. 333-251755) and Form S-8 filed with the Securities and Exchange Commission on March 11, 2022 (Registration No. 333-263485).

(4)	Represents an automatic increase to the number of shares available for issuance under the 2020 ESPP, in accordance with the automatic annual increase provision of the 2020 ESPP. Pursuant to the provision contained in the 2020 ESPP, the number of shares of Common Stock reserved and available for issuance under the 2020 ESPP is subject to an automatic annual increase on each January 1, beginning in 2022, by an amount equal to the lesser of: (i) 307,295 shares of Common Stock, (ii) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (iii) such number of shares of Common Stock as determined by the Administrator (as defined in the 2020 ESPP). Shares available for issuance under the 2020 ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on December 28, 2020 (Registration No. 333-251755) and Form S-8 filed with the Securities and Exchange Commission on March 11, 2022 (Registration No. 333-263485).